EXHIBIT 2.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated December 9, 2009 (this “Agreement”), by and among DataJack, Inc., a Florida corporation and Schooner Enterprises, Inc., a Nevada corporation (hereafter collectively referred to as the “Sellers”); Quamtel, Inc., a Nevada corporation (“Purchaser”); and Mobile Internet Devices, LLC, a Florida Limited Liability Company (the “Company”).

W I T N E S S E T H

WHEREAS, DataJack, Inc. owns fifty (50) percent of the Company represented by twenty Membership Interests issued to DataJack, Inc. by the Company.

WHEREAS, Schooner Enterprises, Inc. owns fifty (50) percent of the Company represented by twenty Membership Interests issued to Schooner Enterprises by the Company.

WHEREAS, Sellers desire to sell to Purchaser forty (40) Membership Interests of  Company’s issued Membership Interests (the “Membership Interests”), representing 100% of the issued and outstanding Membership Interests of the Company, on the terms and conditions set forth in this Stock Purchase Agreement whereby Mobile Internet will become a wholly owned subsidiary of the Purchaser, and

WHEREAS, Purchaser desires to buy the Shares on the terms and conditions set forth herein, and

WHEREAS the Company joins in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transactions and for the purpose of making certain representations and warranties to and covenants and agreements with the Purchaser.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

1.1

Sale of the Membership Interests.  Subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, Sellers hereby sells, assigns, transfers and delivers the Membership Interests to Purchaser, and Purchaser purchases the Membership Interests from the Sellers (the “Transaction”).

1.2

The Closing.  The purchase of the Shares shall take place at the office of the Purchaser in Dallas, Texas or such other place as Purchaser and Sellers may mutually agree contemporaneously with the execution hereof.  Such date is herein referred to as the “Closing Date”.

1.3

Instruments of Conveyance and Transfer.  At the Closing Date, Sellers shall deliver evidence of Sellers’ ownership in the Membership Interests representing the Membership

Interests to be sold to Purchaser and the parties to this Agreement will execute an instrument acceptable to all parties as shall be effective to vest in Purchaser all right, title and interest in and to all of the Membership Interests.

1.4

Consideration and Payment for the Shares.  In consideration for the  Membership Interests, Purchaser shall pay to the Sellers the following items of securities and future compensation (the “Purchase Price”, with the Shares of Purchaser common stock issued pursuant to this Section referred to as the “Purchase Price Shares”).

(a)

1,500,000 shares of Purchaser restricted common stock;

(b)

additional shares of Purchaser common stock on June 30, 2011, such that the original grant of 1,500,000 shares plus the additional shares shall have a market value of at least $1,500,000, as determined by the average closing prices of the common stock during the month of June 2011;

(c)

at such time as the number of active subscribers for the services of the Data Jack business being conveyed to Purchaser under this Agreement shall reach 100,000 subscribers, Purchaser shall issue additional shares of common stock to Sellers such that the total shares issued to Sellers under Section 1.4(a) and this section shall be equal to 20% of the issued and outstanding common stock of the Purchaser;

(d)

cashless stock purchase warrants to purchase 1,000,000 shares of restricted common stock, at an exercise price of $2.68 (the “Warrants”);

(e)

the Company will pay Sellers 12% of the net profit of the Company as a subsidiary for as long as the subsidiary is owned by Purchaser, which amount shall include the business being acquired and all future enhanced products and services developed in the Company platform, including but not limited to other SIM  enhanced products; and

(f)

$15.00 of each activation fee for each new customer of the Company plus 50% of the activation fee in excess of $62.50 per customer, which amounts are refundable by Sellers if the customer terminates service prior to the time required by the Company’s network provider.

1.5

Within ten business days after the closing of the Transaction, Keith R. Jones, will be elected by the Purchaser as a Board Member of the Purchaser’s Board of Directors pursuant to written consent, resolution, or other appropriate written corporate action or Board of Director’s meeting in accordance with Purchaser’s bylaws and the Nevada Revised Statutes.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers represents, warrants and undertakes to the Purchaser that, except as set forth in the Disclosure Schedule:

2.1

Transfer of Title.  Sellers shall transfer all right, title and interest in and to the Membership Interests to the Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

(a)

Due Execution.  This Agreement has been duly executed and delivered by Sellers.

(b)

Valid Agreement.  This Agreement constitutes, and upon execution and delivery thereof by the Sellers, will constitute, a valid and binding agreement of the Sellers enforceable against the Sellers in accordance with its terms.

(c)

Authorization.  The execution, delivery and performance by the Sellers of this Agreement and the delivery by the Sellers of the Membership Interests have been duly and validly authorized by the Company, and no further consent or authorization of the Sellers, the Company, its Board of Directors, or its stockholders is required.

(d)

Sellers’s Title to Membership Interests; No Liens or Preemptive Rights; Valid Issuance.  Sellers has good and valid title and control of the Membership Interests; there are no existing impediment or encumbrance to the sale and transfer of such Membership Interests to the Purchaser; and on delivery to the Purchaser of the Membership Interests, good and valid title to all the Membership Interests will pass to Purchaser, and all of the Membership Interests will be free and clear of all taxes, liens, security interests, pledges, rights of first refusal or other preference rights, encumbrances, charges, restrictions, demands, claims or assessments of any kind or any nature whatsoever whether direct, indirect or contingent and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the members of the Company.  The Membership Interests have been legally and validly issued in compliance with all applicable U.S. federal and state securities laws, and are fully paid and non-assessable Membership Interests of the Company; and the Membership Interests have all been issued under a duly authorized resolution of the Company.  At the Closing, Sellers shall deliver to the Purchaser instruments representing the Membership Interests free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever with appropriate stock powers with medallion guarantees.

2.2

No Governmental Action Required.  The execution and delivery by the Sellers of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

2.3

Compliance with Applicable Law and Corporate Documents.  The execution and delivery by the Sellers and the Company of this Agreement does not and will not, and the sale by the Sellers of the Membership Interests and the consummation of the other transactions contemplated by this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the certificate of formation or limited liability company agreement of the Company or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sellers or the Company’s assets, or result in the creation or imposition of any lien on any asset of the Sellers.

2.4

Not a Voting Trust: No Proxies.  None of the Membership Interests are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to the Membership Interests.  Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Membership Interests.  There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Membership Interests.

2.5

Adoption of Company’s Representations.  The Sellers adopts and remakes as his own each and every representation, warranty and undertaking made by the Company in Article 3 below as if he had made such representations, warranties and undertakings to the Purchaser directly.

2.6

Brokers.  No registered representative of a securities broker-dealer, broker or securities broker-dealer, whether or not the foregoing are properly registered with FINRA or the Securities and Exchange Commission, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Purchaser or the Company, directly or indirectly,  in connection with the transactions contemplated by this Agreement.

2.7

Investment Intent.  Sellers represent that they are acquiring and will acquire, as the case may be, the Purchase Price Shares issuable to them pursuant hereto solely for their own account for investment purposes only and not with a view toward resale or distribution thereof, other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  Sellers understand that such Purchase Price Shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act.  Sellers further acknowledge that under SEC Rule 144, the Purchase Price Shares may be sold pursuant to all of the provisions of such Rule after a required holding period.  Sellers understand that they and their control persons will become “Affiliates” of Purchaser pursuant to this Agreement, and that additional restrictions upon transfer will occur as a result thereof.  Sellers hereby agree that they will not sell, assign, transfer, pledge or otherwise convey any of the Purchase Price Shares issuable pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.  Sellers acknowledge receiving copies of Purchaser’s most recent SEC Reports.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

The Company represents, warrants and undertakes to the Purchaser that, except as set forth on the Disclosure Schedule:

3.1

Due Organization.  The Company is a limited liability company  duly organized, validly existing and in good standing under the laws of the State of Florida (a) with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no subsidiaries.  (b)  all actions taken by the current members and managers of the Company have been valid and in accordance with the laws of the State of Florida and all actions taken by the Company have been duly authorized by the current members and managers of the Company as appropriate.

3.2

(a)

Company Authority.  The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

(b)

Due Authorization.  The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized and no further consent or authorization of the Company, its members or managers is required.  The Sellers are not disqualified from acting as members with respect to the transactions contemplated hereby by reason of their interest in the Transaction.

(c)

Valid Execution.  This Agreement has been duly executed and delivered by the Company.

(d)

Binding Agreement.  This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally or the availability of equitable remedies.

(e)

No Violation of Corporate Documents or Agreements.  The execution and delivery of this Agreement by the Company and the performance by the parties hereto of their obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which the Company or its members are a party, or by which they may be bound, nor will any consents or authorizations of any party other than by those hereto required, (ii) an event that would cause the Company to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the securities of the Company to be acquired by the Purchaser.

3.3

Outstanding Membership Interests, No Preemptive Rights, No Liens; Anti-Dilution.  As of the date hereof, the total outstanding Interests of Sellers are 40 Membership Interests. All of the Membership Interests  are duly authorized, validly issued, fully paid and non-assessable.  No Membership Interests  are subject to preemptive rights or similar rights of the members of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise.  As of the date hereof (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any Membership Interests of the Company, or arrangements by which the Company is or may become bound to issue additional Membership Interests of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company’s formation documents or in any agreement providing rights to security holders) that will be triggered by the Transaction. The Company has furnished to Purchaser true and accurate copies of the Company’s formation and governing documents.

3.4

No Governmental Action Required.  The execution and delivery by the Company of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

3.5

Compliance with Applicable Law and Corporate Documents.  The execution and delivery by the Company of this Agreement and the performance by the parties hereto of the transactions contemplated hereby does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, including any environmental law, (ii) the Company’s formation documents, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any lien on any asset of the Company.  To the best of its knowledge, the Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

3.6

No Litigation.  The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation.  The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

3.7

No Taxes.  To the Company’s knowledge and belief, the Company is not, and will not become with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a “Tax”) to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information  returns) that are required, or have been required, to be filed by or on behalf of the Company have been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing Date.  The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns that have been filed relating to Tax are true and accurate in all material respects.  No audit, action, suit, proceeding or other examination regarding taxes for which the Company may have any liability is currently pending against or with respect to the Company and neither Sellers nor the Company have received any notice (formally or informally) of any audit, suit, proceeding or other examination.  No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Company for any Tax) and no basis exists for any such actions.  The Company has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax.  The Company has not had an “ownership change” as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended and in effect.

3.8

Assets.  The Company’s material assets are listed in the Disclosure Schedule.  All such assets are in good working order and are owned by the Company free and clear of any liens, claims or encumbrances.

3.9

Licenses, Permits, Etc.  The Company possesses adequate licenses, clearances, ratings, permits and franchises, and all rights with respect thereto, to conduct its business substantially as now and heretofore conducted, and without any conflict with the rights of others in any such license, clearance, rating, permit or franchise.  Except for instances previously remedied, the Company does not have knowledge of, nor has it received notice of, any termination, revocation or limitation of, or of the pendency or threatened commencement of any proceeding to terminate, revoke or limit any such licenses, clearances, ratings, permits or other approvals by the governmental body issuing same.  No such right will be terminated as a result of the sale of the Shares hereby.  A list of all such permits and licenses is set forth in the Disclosure Schedule.

3.10

Liabilities.  The Company has no liabilities or obligations, other than (A) liabilities and obligations which are stated or provided for in the Disclosure Schedule and which continue to exist, (B) liabilities and obligations incurred by the Company in the ordinary course of business consistent with past practices subsequent to the date of the Disclosure Schedule which do not and will not have a material adverse effect (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law).

3.11

ERISA Compliance.

(a)

The Disclosure Schedule contains a list of each pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan, agreement, policy or understanding, including without limitation, any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), under which the Company or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Company or any ERISA Affiliate has any current or future right to benefits (each such plan, agreement, policy or understanding being hereinafter referred to individually as a “Plan”).  The Company has delivered to Purchaser true and complete copies of (A) each Plan, (B) the summary plan description, if any, for each Plan, (C) the most recent Internal Revenue Service determination letter with respect to each Plan, if applicable, (D) the latest annual report (Form 5500 or 5500-C) for the past three (3) years, if any, which has been filed with the Internal Revenue Service for each Plan, and (E) copies of any related materials that have been furnished to participants or beneficiaries of each Plan or to any Governmental Body.

(b)

Each Plan is in compliance in all material respects with the provisions of ERISA, the Code and all other applicable federal and state laws and the rules and regulations promulgated thereunder interpreting or applying these laws and each Plan (and related trust or funding vehicle, if any) has at all times been administered and maintained in accordance with its terms and applicable Laws, including, without limitation, the filing of all applicable reports.

(c)

Each Plan shall be terminated at or prior to the Closing.

3.12

Insurance.  The Disclosure Schedule includes a true and correct list of all policies or binders of insurance of the Company in force, specifying the insurer, policy number (or covering note number with respect to binders) and amount thereof and describing each pending claim thereunder.  Such policies are in full force and effect.  The Company is not in default with respect to any provisions contained in any such policy or binder, nor has it failed to give any notice or present any claim under any such policy or binder in due and timely fashion.  There are no outstanding unpaid claims under any such policy or binder, or claims for worker’s compensation.  The Company has not received notice of cancellation or non-renewal of any such policy or binder.  The Company has never been, and is not now, the subject of any claim relating to damage or injury in excess of the Company’s then-current product liability policy limits or which has been disclaimed by the Company’s insurer.  Such insurance will lapse on the Closing Date.

3.13

Compliance with Law.  To the best of its knowledge, the Company has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.14

Consents.  The Disclosure Schedule lists all consents (“Consents”) of third parties required to be obtained as a result of the change of control of the Company hereby.

3.15

Agreements.  Except as set forth in the Disclosure Schedule,  the Company is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction.  The Disclosure Schedule identifies every loan or credit agreement, and every fully or partially executory agreement or purchase order pursuant to which the Company is obligated to deliver goods or perform services, pay for goods, services or other property, or repay any loan, including, without limitation, any agreement with present or former officers, directors, consultants, agents, brokers, vendors, customers and/or dealers of any nature.  True, correct and complete copies of all such agreements have been delivered to Purchaser.  Neither the Company nor any other party is in default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction.  No such instrument requires the consent of any other party thereto in order to consummate the sales of the Shares hereby.

3.16

Intellectual Property.  The Disclosure Schedule sets forth a true, correct and complete list and description of all registered Intellectual Property and applications therefore owned by the Company (the “Intellectual Property”).  The Intellectual Property constitutes all Intellectual Property used in or necessary for the conduct of the Company’s business as heretofore conducted.  The Company is the sole owner of, and has the exclusive right to use, free and clear of any payment, restriction or encumbrance, the Intellectual Property.  No claims have been asserted by any person or entity that challenge the Company’s exclusive rights in the Intellectual Property.  The Intellectual Property does not infringe on, misappropriate, or otherwise violate a valid and enforceable intellectual property right of any other person or entity.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Unless specifically stated otherwise, Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

4.1

Agreement’s Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

4.2

Investment Intent. Purchaser is acquiring the Membership Interests for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

4.3

Restricted Securities.  Purchaser understands that the Membership Interests have not been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the Membership Interests will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

4.4

Expenses.  Purchaser will pay any and all expenses pertaining to an audit and other financial preparation of  the financial statements of the Company in conformity with GAAP and the federal securities laws.

4.5

Form 8-K.  Purchaser will file a Form 8-K under Item 9.01 (Financial Statements and Exhibits) within 71 calendar days after the date that the initial report on Form 8-K must be filed reporting the Transaction, which will include the financial statements of the Company in conformity with Item 9.01 of Form 8-K.

4.6

Seller Sales.  Upon being informed in writing by Sellers that either of them intends to sell or transfer all or any portion of the Purchase Price Shares either because the shares are subject to an effective registration statement or are eligible for resale under Rule 144 promulgated under the 1933 Act (including any Rule adopted in substitution or replacement thereof), the Purchaser will allow such sale or transfer and not interfere in any way with such sale or transfer. In addition, the Purchaser will certify in writing to any person at the request of Sellers that the Purchaser is in compliance with the Rule 144 current public information requirement to enable Sellers to sell its securities under Rule 144 if Rule 144 is available for the sale, and as may be applicable under the circumstances.  If any certificate representing the Shares is presented to the Sellers’ transfer agent for registration or transfer in connection with any sales theretofore made in compliance with the securities laws, whether because the Shares are subject to an effective registration statement under the 1933 Act or are eligible for resale under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person or accompanied by a separate stock power duly executed by the appropriate person in each case, the Purchaser will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such shares to the transferee.  All costs of such transfer shall be borne by the Purchaser including the costs of any legal opinion.

4.7

 Compliance with Law.  To the knowledge of the Purchaser,  the Purchaser is not in violation of any applicable statute, rule, regulation, order, or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its respective business or the ownership of its respective properties, which violation would have a material adverse effect on the Purchaser.  To the knowledge of the Purchaser, the Purchaser has all franchises, permits, licenses, approvals and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a material adverse effect on the Purchaser.  The Purchaser has not received notice that it is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

4.8

 Compliance with Corporate Documents.  To the knowledge of the Purchaser, the Purchaser is not in violation or default of any provision of its respective charter or bylaws or in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which the Purchaser is bound or, to the best of the Purchaser’s knowledge, of any federal, state or foreign judgment, order, writ, decree, statute, rule or regulation applicable to the Purchaser.

4.9

 Power and Authority.  The Purchaser has the corporate power and authority to execute and deliver this Agreement and related agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The Purchaser has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the related agreements.

4.10

No Violation.  The execution and delivery by the Purchaser of this Agreement and the related agreements, the consummation of the transactions contemplated hereby and thereby, and the compliance by the Purchaser with the terms and provisions hereof and thereof, will not (a) result in a violation or breach of, or constitute, with the giving of notice or lapse of time, or both, a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of the Purchaser’s charter or bylaws or any contract to which the Purchaser is a party or by which the Purchaser is bound, (b) violate any federal or state laws applicable to the Purchaser, or (c) result in the imposition of any lien upon any of the properties or assets of the Purchaser or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Purchaser or its businesses, operations or properties.

4.11

Validity. Each share of the Purchaser’s common stock that is issued and outstanding is validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof.  The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Purchaser are as set forth in the Company’s articles of incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.  All of the outstanding shares of common stock have been issued in compliance with the Securities Act and all applicable state securities laws.  Upon issuance of the Shares or the Warrant Shares, as applicable, to the Seller, the Shares or Warrant Shares, as applicable, will be validly issued, fully paid and non-assessable shares of the Company’s common stock.

4.12

SEC Reports.  The Purchaser has made all periodic reports required by Sections 13 and 15(d) of the Exchange Act (the “SEC Reports”). The SEC Reports, when filed, complied in all material respects with applicable requirements of the Securities and Exchange Act of 1934, as amended, the Securities Act and the securities laws, rules and regulations of any state.  The SEC Reports, when filed or as amended in corrective disclosures, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.13

Financial Statements.  Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the financial position of the Purchaser  as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations and cash flows of the Purchaser for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to normal recording adjustments which might be required as a result of year-end audit and except as otherwise stated therein).  Except as disclosed in the Financial Statements, the Purchaser is not a guarantor or indemnitor of any indebtedness of any other Person.  The Purchaser maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

4.14

Undisclosed Liabilities. Except for liabilities and losses incurred in the ordinary course of business or as otherwise disclosed in the SEC Reports, the Purchaser does not have any material direct or indirect indebtedness, liability, loss, damage, deficiency, or obligation, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement, that were not adequately reflected or reserved for in the financial statements contained in the Purchaser’s last annual report on Form 10-K.

4.15

Investment Company.  The Purchaser is not and after giving effect to the sale of the shares in the Transaction will not be an “Investment Company” or an entity “controlled” by an

“Investment Company” as such terms are defined in the Investment Company Act of 1940, as amended.

4.16

Due Organization.  The Purchaser is a for profit corporation duly organized, validly existing and in good standing under the laws of the State of Nevada (a) with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted, and (b) all actions taken by the current directors and stockholders of the Purchaser have been valid and in accordance with the laws of the State of Nevada and all actions taken by the Purchaser have been duly authorized by the current directors and stockholders of the Purchaser as appropriate.

4.17

Outstanding Shares, No Preemptive Rights, No Liens; Anti-Dilution.  As of the date hereof, the total outstanding shares of common stock of the Purchaser are 16,672,090. All of the shares are duly authorized, validly issued, fully paid and non-assessable.  No shares are subject to preemptive rights or similar rights of the stockholders of the Purchaser or any liens or encumbrances imposed through the actions or failure to act of the Purchaser, or otherwise.  As of the date hereof (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Purchaser, or arrangements by which the Purchaser is or may become bound to issue additional shares of capital stock of the Purchaser, and (ii) there are no agreements or arrangements under which the Purchaser is obligated to register the sale of any of its securities under the Securities Act of 1933, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Purchaser (or in the Purchaser’s articles of incorporation or by-laws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement.

4.18

No Governmental Action Required.  The execution and delivery by the Purchaser of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

4.19

No Litigation.  The Purchaser is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation.  The Purchaser is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

4.20

No Taxes.  The Purchaser is not, and will not become with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a “Tax”) to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information  returns) that are required, or have been required, to be filed by or on behalf of the Purchaser have been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Purchaser have been or will be paid as of the Closing Date.  The charges, accruals and reserves on the books of the Purchaser in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns that have been filed relating to Tax are true and accurate in all material respects.  No audit, action, suit, proceeding or other examination regarding taxes for which the Purchaser may have any liability is currently pending against or with respect to the Purchaser and neither Sellers nor the Purchaser has received any notice (formally or informally) of any audit, suit, proceeding or other examination.  No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Purchaser for any Tax) and no basis exists for any such actions.  The Purchaser has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax.  The Purchaser has not had an “ownership change” as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended and in effect.

4.21

Assets.  The Purchaser’s material assets are listed in the Purchaser’s SEC Reports.  All such assets are in good working order and are owned by the Purchaser free and clear of any liens, claims or encumbrances.

4.22

ERISA Compliance.

(a)

The Disclosure Schedule contains a list of each pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan, agreement, policy or understanding, including without limitation, any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), under which the Purchaser or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Purchaser or any ERISA Affiliate has any current or future right to benefits (each such plan, agreement, policy or understanding being hereinafter referred to individually as a “Plan”).  The Purchaser has delivered to Purchaser true and complete copies of (A) each Plan, (B) the summary plan description, if any, for each Plan, (C) the most recent Internal Revenue Service determination letter with respect to each Plan, if applicable, (D) the latest annual report (Form 5500 or 5500-C) for the past three (3) years, if any, which has been filed with the Internal Revenue Service for each Plan, and (E) copies of any related materials that have been furnished to participants or beneficiaries of each Plan or to any Governmental Body.

(b)

Each Plan is in compliance in all material respects with the provisions of ERISA, the Code and all other applicable federal and state laws and the rules and regulations promulgated thereunder interpreting or applying these laws and each Plan (and related trust or funding vehicle, if any) has at all times been administered and maintained in accordance with its terms and applicable Laws, including, without limitation, the filing of all applicable reports.

(c)

Each Plan shall be terminated at or prior to the Closing.

4.23

Insurance.  The Disclosure Schedule includes a true and correct list of all policies or binders of insurance of the Purchaser in force, specifying the insurer, policy number (or covering note number with respect to binders) and amount thereof and describing each pending claim thereunder.  Such policies are in full force and effect.  The Purchaser is not in default with respect to any provisions contained in any such policy or binder, nor has it failed to give any notice or present any claim under any such policy or binder in due and timely fashion.  There are no outstanding unpaid claims under any such policy or binder, or claims for worker’s compensation.  The Purchaser has not received notice of cancellation or non-renewal of any such policy or binder.  The Purchaser has never been, and is not now, the subject of any claim relating to damage or injury in excess of the Purchaser’s then-current product liability policy limits or which has been disclaimed by the Purchaser’s insurer.  Such insurance will lapse on the Closing Date.

4.24

Consents.  The Disclosure Schedule lists all consents (“Consents”) of third parties required to be obtained as a result of the change of control of the Purchaser hereby.

4.25

Agreements.  All of the Purchaser’s material agreements have been filed as exhibits to the Purchaser’s Form 10-Q, 10-K, 8-K or other reports that it has filed with the Securities and Exchange Commission.

ARTICLE 5
COVENANTS OF THE PARTIES

5.1

General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 7 below).

5.2

Notices and Consents.  The Sellers will, and will cause the Company to, give any notices to third parties, and the Sellers will use their best efforts, and will cause the Company to use its best efforts, to obtain any third-party Consents that the Purchaser may request.  Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any required authorizations, Consents, and approvals of governmental bodies.

5.3

Transition.  Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.  The Sellers will refer all customer inquiries relating to the business of the Company to the Purchaser from and after the Closing.

5.4

Registration Rights.  In addition to the rights of Sellers under SEC Rule 144, if at any time during the two years after the Closing, Purchaser shall prepare and file one or more registration statements under the Securities Act of 1933 (the “Act”) with respect to public offering of equity securities of Purchaser, other than a registration statement on Forms S-4, S-8, or similar form, Purchaser will include in any such registration statement such information as is required, and such number of shares of common stock held by the Sellers to permit a public offering of such shares of common stock in an amount of shares equal to up to 10% of the Purchase Price Shares; provided, however, that if, in the written opinion of the Purchaser’s managing underwriter, if any, for such offering, the inclusion of the shares requested to be registered, when added to the securities being registered by Purchaser or the selling security holder(s), would exceed the maximum amount of Purchaser’s securities that can be marketed without otherwise materially and adversely affecting the entire offering, then Purchaser may exclude from such offering that portion of the shares required to be so registered so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affecting the entire offering.  Purchaser shall bear all fees and expenses other than the fees and expenses of Sellers’ counsel incurred in the preparation and filing of such registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus thereof to such Sellers.  This right shall be personal to Sellers and not transferable.

5.5

Employment Agreement.  The Company and Keith R. Jones shall enter into the Employment Agreement in the form attached as Exhibit A.

5.6

Financial Commitment.  Purchaser commits that it will make available to the Company working capital of $750,000, Purchaser will become responsible for all outstanding liabilities of Sellers, which to the best of Sellers’ knowledge amount to $23,500.

ARTICLE 6
INDEMNIFICATION

6.1

Purchaser Claims.  1) Sellers shall indemnify and hold harmless Purchaser, its successors and assigns, against, and in respect of:

(i)

Any and all damages, losses, liabilities, costs, and expenses incurred or suffered by Purchaser that result from, relate to, or arise out of:

(A)

Any failure by Sellers to carry out any covenant or agreement contained in this Agreement;

(B)

Any material misrepresentation or breach of warranty by Sellers contained in this Agreement, the Disclosure Schedule, or any certificate, furnished to Purchaser by Sellers pursuant hereto;

(C)

Any claim by any Person for any brokerage or finder’s fee or commission in respect of the transactions contemplated hereby as a result of Sellers’ dealings, agreement, or arrangement with such Person; or

(D)

The failure of the Company to maintain the effectiveness of the Mobile Virtual Network Operator Agreement in effect on the date hereof for a period of 12 months.

(ii)

Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing including all such expenses reasonably incurred in mitigating any damages resulting to Purchaser from any matter set forth in subsection (i) above.

(b)

The amount of any liability of Sellers under this Section 6.1 shall be computed net of any tax benefit to Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by Purchaser with respect to the matter out of which such liability arose.

(c)

The representations and warranties of Sellers contained in this Agreement, the Disclosure Schedule, or any certificate delivered by or on behalf of Sellers pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below (“Survival Period”):

(i)

The representations and warranties contained in Sections 3.7 and 3.10 shall survive until the expiration of any applicable statutes of limitation provided by law; and

(ii)

All other representations and warranties of Sellers shall be of no further force and effect after eighteen (18) months from the Closing Date.

Anything to the contrary notwithstanding, the Survival period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period.  Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

(d)

Purchaser shall provide written notice to Sellers of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar Purchaser’s ability to assert any such claim except to the extent that Sellers is actually prejudiced thereby, provided that such notice is received by Sellers during the applicable Survival Period.  Purchaser shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Sellers under this Article.

6.2

Sellers Claims.  2) Purchaser shall indemnify and hold harmless Sellers, and their  successors and assigns, against, and in respect of:

(i)

Any and all damages, losses, liabilities, costs, and expenses incurred or suffered by Sellers that result from, relate to, or arise out of:

(A)

Any failure by Purchaser to carry out any covenant or agreement contained in this Agreement;

(B)

Any material misrepresentation or breach of warranty by Purchaser contained in this Agreement, the Disclosure Schedule, or any certificate, furnished to Purchaser by Sellers pursuant hereto; or

(C)

Any claim by any Person for any brokerage or finder’s fee or commission in respect of the transactions contemplated hereby as a result of Purchaser’s dealings, agreement, or arrangement with such Person.

(ii)

Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing including all such expenses reasonably incurred in mitigating any damages resulting to Sellers from any matter set forth in subsection (i) above.

(b)

The amount of any liability of Purchaser under this Section 6.2 shall be computed net of any tax benefit to Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by Purchaser with respect to the matter out of which such liability arose.

(c)

The representations and warranties of Purchaser contained in this Agreement, the Disclosure Schedule, or any certificate delivered by or on behalf of Sellers pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below (“Survival Period”):

(i)

The representations and warranties contained in Section 3.20 shall survive until the expiration of any applicable statutes of limitation provided by law; and

(ii)

All other representations and warranties of Sellers shall be of no further force and effect after eighteen (18) months from the Closing Date.

Anything to the contrary notwithstanding, the Survival period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period.  Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

(d)

Sellers shall provide written notice to Purchaser of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar Sellers’s ability to assert any such claim except to the extent that Purchaser is actually prejudiced thereby, provided that such notice is received by Purchaser during the applicable Survival Period.  Sellers shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Sellers under this Article.

6.3

Defense of Third-Party Claims.  With respect to any claim by Purchaser under Section 6.1, relating to a third party claim or demand, Purchaser shall provide Sellers with prompt  written notice thereof and Sellers may defend, in good faith and at their expense, by legal counsel chosen by them and reasonably acceptable to Purchaser any such claim or demand, and Purchaser, at its expense, shall have the right to participate in the defense of any such third party claim.  So long as Sellers is defending in good faith any such third party claim, Purchaser shall not settle or compromise such third party claim.  In any event Purchaser shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

With respect to any claim by Sellers under Section 6.2 relating to a third party claim or demand, Sellers shall provide Purchaser with prompt written notice thereof and Sellers may defend, in good faith and at their expense, by legal counsel chosen by them and reasonably acceptable to Sellers any such claim or demand, and Sellers, at its expense, shall have the right to participate in the defense of any such third party claim.  So long as Purchaser is defending in good faith any such third party claim, Sellers shall not settle or compromise such third party claim.  In any event Sellers shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

6.4

Settlement of Disputes.

(a)

Arbitration.  All disputes with respect to any claim for indemnification under this Article VI and all other disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement shall be submitted to arbitration pursuant to the following procedures:

(i)

After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration.  Such notice shall include a statement of the matter in controversy;

(ii)

Within 30 days after receipt of such demand, an arbitrator shall be chosen by the American Arbitration Association (“AAA”);

(iii)

The arbitration hearing shall be held within 30 days of the appointment of the arbitrator in Ft. Lauderdale, Florida, at a location designated by the arbitrator.  The Commercial Arbitration Rules of the AAA shall be used and the substantive laws of the State of Florida (excluding conflict of laws provisions) shall apply;

(iv)

An award rendered by the arbitrator appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, shall not award punitive damages, and judgment on such award may be entered by either party in a court of competent jurisdiction; and

(v)

Except as set forth in subsection (b) below, the parties stipulate that the provisions of this Section 6.4 shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement.  The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

(b)

Emergency Relief.  Notwithstanding anything in this Section 6.4 to the contrary, either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

6.5

Offset.

Purchaser may satisfy its claims against Sellers under Section 6.1(a)(i)(D) hereunder by resort to a right to offset the number of Purchase Price Shares issued to Sellers on a prorated basis over the first 12 months after the date hereof.

ARTICLE 7
CLOSING, DELIVERY OF DOCUMENTS AND POST CLOSING COVENANTS

7.1

Closing.  The Closing referred to in Section 1.2 hereof shall occur as a single integrated transaction, as follows.

(a)

Delivery by Sellers.  Sellers shall deliver to Purchaser:

(i)

The Membership Interests;

(ii)

copies of resolutions by the members of the Company approving the terms of this Agreement and the execution of the Agreement by the Company;

(iii)

copies of all books, records and documents relating to the Company, including the corporate records and stock records of the Company;

(iv)

resignations as managers and officers;

(v)

any other such instruments, documents and certificates as are required to be delivered by Sellers or its representatives pursuant to the provisions of this Agreement,; and

(vi)

the Consents.

(b)

Delivery by Purchaser.  Purchaser shall deliver to Sellers:

(i)

the Purchase Price Shares issuable at Closing;

(ii)

the Warrants;

(iii)

copies of resolutions of the Board of Directors of Purchaser approving the terms of the Agreement and the execution of this Agreement by the Purchaser.

(c)

Filings.  Within five business days, Sellers shall file with the SEC a Schedule 13D and Form 3 with respect to the Transaction.  Within four (4) business days after closing of the Transaction, the Purchaser shall file a Form 8-K under Item 5.02(d) reporting the Transaction and the election of the Sellers, Keith Jones, as a Member of the Purchaser’s Board of Directors.

ARTICLE 8
MISCELLANEOUS

8.1

Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

8.2

Notices.  Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:

If to Purchaser to:

Quamtel, Inc.
14911 Quorum Drive, Suite 140
Dallas, Texas 75240

If to Sellers:
Data Jack, Inc.
8 Sunset Lane
Lauderdale by the Sea, Florida 33062

Schooner Enterprises, Inc.
708 Minorca Avenue
Coral Gables, Florida 33134

8.3

Governing Law.  This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Florida (without regard to principles of conflicts of law).

8.4

Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of the appropriate state or federal court in the State of Florida for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby.  Each party agrees to commence any such action, suit or proceeding in Ft. Lauderdale, Florida.  The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 8.2.  Such service shall be deemed to be completed when mailed and sent and received by facsimile.  Sellers and Purchaser each waives any objection based on forum non-conveniens. Nothing in this paragraph shall affect the right of Sellers or Purchaser to serve legal process in any other manner permitted by law.

8.5

Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6

Waivers  and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.  The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

8.7

Binding Effect; No Assignment, No Third-Party Rights.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, including any union or any employee or former employee of Sellers, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

8.8

Further Assurances.  Each party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

8.9

Severability of Provisions.  If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

8.10

Exhibits and Schedules.  All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

8.11

Captions.  All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

8.12

Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the Closing Date occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

8.13

Public Announcements.  The parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to consultation.

8.14

Non-confidentiality.  Notwithstanding Section 8.13, the Company, Sellers and Purchaser, and each employee, representative or other agent of the same (collectively the “Covered Parties”), may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to a Covered Party relating to such tax treatment and tax structure.

8.15

Disclosure Schedule.  Purchaser, Sellers and the Company shall prepare and deliver the Disclosure Schedule upon execution of this Agreement, and shall amend it as necessary to keep current the information therein.  The Disclosure Schedule shall make reference to any Section of this Agreement and contain all information necessary to make such disclosure accurate and not misleading.

8.16

Electronic Signatures.

Any form of electronic signature, such as facsimile or email scan, shall be deemed to be an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

QUAMTEL, INC.

By:	/s/ Stuart Ehrlich
Stuart Ehrlich, President

MOBILE INTERNET DEVICES, LLC

By:	/s/ Keith R. Jones
Keith R. Jones, President

DATA JACK, INC.

By:	/s/ Keith R. Jones
Keith R. Jones, President

SCHOONER ENTERPRISES, INC.

By:	/s/ John W. Richardson
John W. Richardson, President

DISCLOSURE SCHEDULE

December 7, 2009
ASSETS
Current Assets
Checking/Savings: $11,254.20

Accounts Receivable: $14,720.00

Other Current Assets

Inventory Asset: $0

Prepaid assets: $0

Total Other Current Assets: $25,974.20

Total Current Assets
Fixed Assets
Accumulated: $0
Depreciation: $0
Computer Equipment: $0
Computer Equipment-Pre: $0
Furniture and Fixtures: $0
Telephone System: $0

Total Fixed Assets: $0
Other Assets: $0

TOTAL ASSETS: $25,974.20 Liabilities: $23,542.00

Material Agreements

Agreement between the Company and Qpay, Inc.
Agreement between the Company and Digitel Telecom